UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 25, 2009 (February 19, 2009)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number,

including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On February 19, 2009, US Dataworks, Inc. (the “Company”) entered into Note Modification Agreements with the holders of an aggregate of $3,703,500 Senior Secured Notes due August 13, 2009 (the “Refinance Notes”).  Effective as of February 19, 2009, the Note Modification Agreements amended the Refinance Notes as follows: (1) the maturity date of the Refinance Notes was extended from August 13, 2009 to December 31, 2009; (2) the annual interest rate on the Refinance Notes increased from 12% to 13%; and (3) the interest rate escalation clause related to an event of default was deleted.  The Note Modification Agreements also added a mandatory principal payment provision that required the Company to reduce the principal balance of the Refinance Notes by 3% of the original principal amount of the Refinance Notes after the end of each calendar quarter starting with March 31, 2009 as long as such payment would not reduce the Company’s cash balance below $500,000 as of the last day of such quarter.  If making such principal payment would reduce the Company’s cash balance below $500,000 as of such date, the amount of the principal payment will be reduced to the amount, if any, by which the Company’s cash balance as of such date exceeds $500,000.   The amount to be paid is to be determined each quarter and is not cumulative from quarter to quarter.  These principal payments are to be made within 10 business days after the end of each quarter.  An amendment fee of 1% of the outstanding principal balances of the Refinance Notes will be paid to the holders thereof as follows: 50% upon execution of the Note Modification Agreement and 50% on the 90th day following the execution of the Note Modification Agreement.  The foregoing description of the Note Modification Agreements is qualified in its entirety by reference to the Note Modification Agreements, copies of which are attached to this Current Report as exhibits and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d)  On February 19, 2009, the Board of Directors (the “Board”) of the Company increased the number of directors constituting the Board from seven (7) to nine (9) and correspondingly increased the number of Class I directors from two (2) to three (3) and the number of Class II directors from two (2) to three (3).  Also, on February 19, 2009, the Board elected Richard G. “Rick” Hicks to fill the Class I vacancy and Anna Cheng Catalano to fill the Class II vacancy created by such increases.  There are no arrangements or understandings between Mr. Hicks or Ms. Catalano and any other person pursuant to which they were selected as a director and there are no transactions in which either Mr. Hicks or Ms. Catalano have an interest requiring disclosure under Item 404(a) of Regulation S-K.  Effective as of February 19, 2009, each of Mr. Hicks and Ms. Catalano shall be entitled to receive compensation payable to the outside directors of the Company pursuant to a compensation plan that is currently being evaluated and which is expected to include both cash and equity-based compensation.  A copy of the press release announcing the election of Mr. Hicks and Ms. Catalano is attached to this Current Report as an exhibit and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a) On February 19, 2009, the Board amended the Amended and Restated Bylaws of the Company (the “Company Bylaws”) to clarify that the Board has the authority to set the size of the Board within the limits prescribed in the Company Bylaws.  A copy of the amendment to the Company Bylaws is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(b)	Exhibits

3.1	Amendment to the Amended and Restated Bylaws of US Dataworks, Inc. adopted February 19, 2009.

10.1	Note Modification Agreement by and between US Dataworks, Inc. and John L. Nicholson, M.D. dated February 19, 2009.

10.2	Note Modification Agreement by and between US Dataworks, Inc. and Charles E. Ramey dated February 19, 2009.

99.1	Press release dated February 20, 2009 announcing the election of Mr. Hicks and Ms. Catalano to the Board of Directors of US Dataworks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DATAWORKS, INC.

Dated: February 25, 2009	By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                           Description

3.1	Amendment to the Amended and Restated Bylaws of US Dataworks, Inc. adopted February 19, 2009.

10. 1	Note Modification Agreement by and between US Dataworks, Inc. and John L. Nicholson, M.D. dated February 19, 2009.

10. 2	Note Modification Agreement by and between US Dataworks, Inc. and Charles E. Ramey dated February 19, 2009.

99.1	Press release dated February 20, 2009 announcing the election of Mr. Hicks and Ms. Catalano to the Board of Directors of US Dataworks, Inc.